UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

Caduceus Software Systems Corp.

(Exact name of registrant as specified in charter)

Nevada	333-144509	98-0534794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Atwood Ave #19652   Johnston, RI 02919

(Address of principal executive offices)

Phone: 1-401-648-0685

 (Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

None.

Item 8.01. Other Events.

New Clientele:

As a result of our recent Twitter Marketing Tests, we are pleased to announce that we have passed the vetting process of a public Company and have been retained by it as our new client.

We had been Tweeting about confined space, confined space advance rescue, fall protection and safety monitoring, SCBA orientation and Draegger monitoring tests, and as a result we were noticed by that company.

Therefore, we are pleased to announce that we have been retained as an advisor and official on-call team for Aim Exploration (www.aimexploration.com).

Aim Exploration is listed on the OTC as ticker symbol AEXE ($AEXE). The President of Aim Exploration has approved our announcement that we have been retained by them and that we are allowed to showcase them as one of our clients.

We are honored to be able to serve them and their crew orientation. The President of Aim Exploration stated that we may be giving the orientation and certifications on site at their Peruvian Coal Anthracite mine, or to do it in the United States or in Canada.

Caduceus Software Systems Corp (CSOC) is very happy to be retained by Aim Exploration (AEXE).

Remuneration and compensation is generally $500 per person for a certificate, and depending on the size of the crew and the size of their operation, this can generate sizable income for the Company.  As part of their training, each crew will enjoy being fitted in a 3M hazmat suit, with a Self-contained breathing apparatus, and go through a pitch-dark confined space. Some parts of the Maze will have low oxygen and high sulphur, which will test each person’s fitment of the SCBA and their filter pucks.

The work that Caduceus performs (the majority done by Richard Tang, who has the appropriate certifications) is necessary in the IT industry because there are low level oxygen environments and hazardous areas that contain IT installations.

Some of our services consist of blowing fiber cable, going into underground mines to calibrate sensors, being in crawl spaces to wire cabling, being suspended in a 5 point harness to install high technology equipment, and computer servers in ultra cool NAF (0 oxygen) environments.

This work is not typical IT, and Caduceus prides itself on it being able to do so this type of work.

And Richard Tang has instructed courses to certify crew who need to be exposed to these environments.

Additionally, Aim Exploration has submitted a Request for Proposal (RFP) to provide orientation (training) by writing diagnostic manuals, ‘How-to operate safely’ documents, and the diarizing of the safety checklists so they can abide with current safety regulations.

Attached are sample pictures of the certificates. For non-disclosure, I have printed my certification instead of a real person’s certificate card. This is so the readers can understand what a certificate looks like. These will get filed with the primary certificate provider. In our case it is RKMS in Canada, which is OSHA compliant.

Search Engine and Marketing Progress:

Since our last Material Event filing, the Company has made extensive efforts in marketing to various industries that would benefit from our services.

We have focused on A) critical systems in a 24x7 environment B) harsh outdoor/environmental critical systems tuning and logistics to ensure safe running of electrical components, C) IT administration.

We have done social media campaigns via Twitter to generate interest in all walks of life; people in technology, social (entertainment streaming services), ISPs, and even musicians.

The rationale for the diversity on our Twitter account is not message dilution, it is to bridge it all together. We have run an organic campaign and have had very good results, in that musicians, entertainment scouts, music label companies, software companies, and ISPs, all enjoy our mish-mash of news. We call this Level 1 Sociality Protocol Experimentation 2016 (SPE1).

The contrary test, which we will be performing on a new Twitter account (soon to be made) only discusses business at hand and corporate to corporate followings and chats. We call this Level 2 Sociality Protocol Experimentation 2016. (SPE2)

From a statistical point of view, we have concluded that SPE1 findings are positive. The data points we received scored as follows:  A) High on technology and IT administration tweets.  B) Very high on being helpful in the IT community, especially during the recent DynDNS DDoS attack (where our crew was consulting around the clock at no charge, to help mitigate the spread of bad DNS flooding and bad ARP and SYN-targeting).  C) Very high on music, as musicians are still Tweeting the IT “geeky” stuff that they see.

We as a team have combined our data. This data is aggregated and the Tweets were done purposefully and at strategic times during the day. We have conducted sociological tests in our Tweets, (of true sincerity of course) and scored high on information, and high on empathy, and low on being “peppered” with fast information.

In summary, the findings show that A) People liked to be informed in a friendly manner, even though it is corporate to corporate, B) People like sincerity with real words and not emojis, C) People spent 5 seconds or more on tweets that have pictures, while people spent more than 5 seconds when the content was meaningful and WITHOUT images, and D) English news (Tweets written in English) is heavily viewed with gravitas during late evenings, and light-hearted news is well-received during the day (probably as a stress relief).

This data will shape our Search Filtration System.

Our team is passionate about search because we believe that current search engines are not performing optimally, and the reward factor is not there.

This is our bold statement about search:

“The MESSENGER IS JUST AS IMPORTANT AS THE MESSAGE”

What this means is that the information is read more carefully and is held more reverent if it comes from a reliable source. This brings us to a new equation to solve: monetization.

How does the Company make money from this theorem (or in our opinion, fact)? We believe that the messenger should be rewarded as well as the content provider.

The current methodology of search engine monetization is that “surfers” click ads (ppc or pay-per-click) and these clicks are paid for by advertisers.

What we would like to see, or at least kick start or shape, is a search that does not require blatant ads. Advertisement and information can be disseminated without a banner or image, yes, but 1 month of data  aggregation experimentation thus far, has shown that as long as the messenger is credible and relevant to the audience, then the intended audience will read, absorb and react to the message.

In short:

Should the messenger of the information be sincere and have a sincere base – yes

Should the messenger of the information be rewarded for a view of that information beyond 5 seconds – yes

Should the author of this message be rewarded for a view beyond 5 seconds – yes

Should the search engine that found the right audience find the right messenger – yes

Should the search engine that found  a good connection / relationship between messenger/message-writer be rewarded – yes.

Can there be a nice environment without blatant ads - ………. YES.

What needs to be changed:

The search engine cannot be a “one-size fits all”. It needs to know the audience first. Find the right messenger for that audience, and guide them. This is what we consider a real social effort.

Analogy:

Fact: Two people sitting at a coffee shop that know each other.

Action: A question is asked out loud about fire safety. It is heard throughout the café.

Question Posed:  Which holds more gravitas? A fire marshal stating his facts, or a barista behind the counter stating the exact same facts? Which will be dismissed and which will be more revered?

Conclusion: We will refresh the data points, and a new test will be conducted on another twitter account. This time it will be a very corporate account with only a few Tweets here and there suitable for the corporate environment (Level 2 Social Protocol Experimentation 2016).

www.caduceussoftware.nethttp://www.caduceussoftware.net/

info@caduceussoftware.netmailto:info@caduceussoftware.net

Our preferred social media outlet is Twitter:

Twitter.com/CSOCusa or @CSOCusa

Item 9.01 Exhibits

(d)

Exhibit No.

Exhibit Description

99

Press Release dated November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of November 3, 2016.

Caduceus Software Systems Corp.

By:	/s/ Richard Tang
Richard Tang President,
Chief Executive Officer